UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona		85008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2015, Mobile Mini, Inc. (“Mobile Mini”) and certain of its subsidiaries entered into an Amended and Restated ABL Credit Agreement (the “A&R Credit Agreement”) with Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent, and the other lenders party thereto. The A&R Credit Agreement amends, restates and replaces Mobile Mini’s existing ABL Credit Agreement dated February 22, 2012 (the “Existing Credit Agreement”) with Deutsche Bank, as administrative agent, and the other lenders party thereto.

The A&R Credit Agreement provides for a five-year, $1 billion first lien senior secured revolving credit facility, which is for borrowing in U.S. Dollars (the “U.S. Subfacility”), in Pounds Sterling and Euros (the “U.K. Subfacility”), and in Canadian Dollars (the “Canadian Subfacility”). The U.S. Subfacility is subject, among other things, to the terms of a borrowing base calculated as a discount to the value of certain pledged United States collateral; the U.K. Subfacility is subject to a similar borrowing base that includes certain pledged U.K. collateral; and the Canadian Subfacility is subject to a similar borrowing base that includes certain pledged Canadian collateral. Under the terms of the A&R Credit Agreement, certain real property will require an appraisal before the value can be considered in the borrowing base of the respective subfacilities. All three borrowing bases are subject to certain reserves and caps customary for financings of this type. If at any time the aggregate amounts outstanding under the subfacilities exceed the respective borrowing base then in effect, a prepayment of an amount sufficient to eliminate such excess is required to be made. Mobile Mini has the right to prepay loans under the A&R Credit Agreement in whole or in part at any time. All amounts borrowed under the A&R Credit Agreement must be repaid on or before the earlier of (i) December 14, 2020 and (ii) the date that is 90 days prior to the final maturity date of Mobile Mini’s senior unsecured notes in the aggregate principal amount of $200,000,000 due 2020 if such senior unsecured notes remain outstanding on such date. The A&R Credit Agreement also provides for the issuance of irrevocable standby letters of credit by U.S. lenders in amounts totaling up to $50 million, by U.K.-based lenders in amounts totaling up to $20 million, and by Canadian-based lenders in amounts totaling up to $20 million.

Loans made under the U.S. Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (a) the London interbank offered rate (“LIBOR”) plus an applicable margin (“LIBOR Loans”) or (b) the prime rate plus an applicable margin (“Base Rate Loans”). With some exceptions, Mobile Mini may freely convert LIBOR Loans to Base Rate Loans and vice versa. Loans made under the U.K. Subfacility denominated in Pounds Sterling will bear interest at a rate equal to the LIBOR plus an applicable margin and loans denominated in Euros will bear interest at a rate equal to the Euro interbank offered rate (“EURIBOR”) plus an applicable margin. Loans made under the Canadian Subfacility will bear interest at a rate equal to, at Mobile Mini’s option, either (i) the Canadian prime rate plus an applicable margin (“Canadian Prime Rate Loans”) or (ii) the Canadian Dollar bankers’ acceptance rate (“B/A Rate”) plus an applicable margin (“Canadian LIBOR Loans”). With some exceptions, Mobile Mini may freely convert Canadian Prime Rate Loans to Canadian LIBOR Loans and vice versa. The initial applicable margin for loans under the U.S. Subfacility will be 0.75% with respect to Base Rate Loans and 1.75% with respect to LIBOR Loans. For loans under the U.K. Subfacility, the initial applicable margin will be 1.75%; and for loans under the Canadian Subfacility, the initial applicable margin will be 0.75% for Canadian Prime Rate Loans and 1.75% for Canadian LIBOR Loans. The applicable margins will be readjusted quarterly based upon Mobile Mini’s daily average total borrowing availability. Mobile Mini will also be required to pay an unused line fee in respect of the unutilized commitments under the A&R Credit Agreement at a fee rate of 0.25% per annum, as well as customary letter of credit fees.

Ongoing extensions of credit under the A&R Credit Agreement are subject to customary conditions, including sufficient availability under the respective borrowing base. The A&R Credit Agreement also contains covenants that require Mobile Mini to, among other things, periodically furnish financial and other information to the various lenders. The A&R Credit Agreement contains customary negative covenants applicable to Mobile Mini and its subsidiaries, including negative covenants that restrict the ability of such entities to, among other things, (i) allow certain liens to attach to Mobile Mini or subsidiary assets, (ii) repurchase or pay dividends or make certain other restricted payments on capital stock and certain other securities, or prepay certain indebtedness, (iii) incur additional indebtedness or engage in certain other types of financing transactions, and (iv) make acquisitions or other investments. In addition, Mobile Mini must comply with a minimum fixed charge coverage ratio of 1.00 to 1.00 as of the last day of each quarter, upon the minimum availability amount under the A&R Credit Agreement falling below the greater of (y) $90 million and (z) 10% of the lesser of the then total revolving loan commitment and aggregate borrowing base.

The U.S. Subfacility is guaranteed by Mobile Mini and all of its domestic subsidiaries on the closing date. The U.K. Subfacility and the Canadian Subfacility are guaranteed by Mobile Mini and all of its domestic and certain of its foreign subsidiaries on the closing date. The U.S. Subfacility is secured by a first priority lien on substantially all assets of Mobile Mini and the guarantors of such subfacility; the U.K. Subfacility is secured by a first priority lien on substantially all of the assets of the borrowers and the guarantors of such subfacility; and the Canadian Subfacility is secured by a first priority lien on substantially all of the borrowers and the guarantors of such subfacility.

The A&R Credit Agreement also includes other covenants, representations, warranties, indemnities, and events of default that are customary for facilities of this type, including events of default relating to a change of control of Mobile Mini.

The foregoing description of the A&R Credit Agreement is qualified in its entirety by the A&R Credit Agreement, a copy of which will be attached to the Company’s annual report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2015, Mobile Mini entered into the A&R Credit Agreement. The description of the A&R Credit Agreement set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 8.01.	Other Events.

Press Release

On December 15, 2015, Mobile Mini issued a press release announcing that it had entered into the A&R Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 15, 2015, issued by Mobile Mini, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel